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                                                                    EXHIBIT 23.1

The Board of Directors
LinkShare Corporation:

We consent to the use of our report included herein (Form S-1) and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

                                             KPMG LLP

New York, New York
April 14, 2000